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                                                                    EXHIBIT 11.1

                                 BAYBANKS, INC.

          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                        FOR THE QUARTERS ENDED MARCH 31
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                       1996            1995
                                                                    -----------     -----------
PRIMARY:
Weighted average shares.........................................     19,685,821      18,998,610
Common stock equivalents
     Stock options..............................................        292,720         263,331
                                                                    -----------     -----------
Primary weighted average shares.................................     19,978,541      19,261,941
                                                                    ===========     ===========
Net income......................................................    $    38,379     $    30,475
                                                                    ===========     ===========
Primary earnings per share......................................    $      1.92     $      1.58
                                                                    ===========     ===========
FULLY DILUTED:
Weighted average shares.........................................     19,685,821      18,998,610
Common stock equivalents:
  Stock options.................................................        305,195         293,110
                                                                    -----------     -----------
Fully diluted weighted average shares...........................     19,991,016      19,291,720
                                                                    ===========     ===========
Net income......................................................    $    38,379     $    30,475
                                                                    ===========     ===========
Fully diluted earnings per share................................    $      1.92     $      1.58
                                                                    ===========     ===========

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